UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2022

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Midland Intl. Air & Space Port 2901 Enterprise Lane Midland, Texas	79706
(Address of principal executive offices)	(Zip Code)

(432) 276-3966

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50	ASTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2022, AST SpaceMobile, Inc. (the “Company”) announced that its Board of Directors will appoint Sean Wallace as Executive Vice President and Chief Financial Officer of the Company, replacing Thomas Severson, effective May 10, 2022 (the “Effective Date”). On April 28, 2022, Mr. Severson retired from the role of Chief Financial Officer, Chief Operating Officer, and director of the Company. There were no disagreements with the Company on any matters relating to the Company’s operations, policies or practices. In connection with his retirement, the Company extended the right to exercise the vested portion of the options to purchase incentive equity units under the AST & Science, LLC 2019 Equity Incentive Plan held by Mr. Severson until April 28, 2023.

Mr. Wallace, 60, is an experienced business leader with over 35 years of finance, banking and management experience. Prior to this appointment, Mr. Wallace served since May 2020 as the Chief Financial Officer and Treasurer of Cogent Communications, Inc., a publicly traded company that is one of the world’s largest commercial internet service providers. Prior to joining Cogent, Mr. Wallace was an investor and operator of industrial real estate projects from 2015 to 2020. He has also held senior management and banking positions at Standard Chartered where he was the Global Head of their origination and coverage business and at JP Morgan where he was their Co-Head of Investment Banking, Asia Pacific and the leader of their North American Telecom Banking operations. Mr. Wallace’s experience as a banker has provided him with expertise in a broad set of financing products including debt, equity and project finance executed primarily for telecommunications companies. Mr. Wallace received an AB from Harvard College and an MBA from Harvard Business School.

Other than with respect to the compensation matters described herein, there are no arrangements or understandings between Mr. Wallace and any other persons pursuant to which Mr. Wallace was appointed as the Company’s Executive Vice President & Chief Financial Officer. There also are no family relationships between Mr. Wallace and any director or executive officer of the Company and Mr. Wallace has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Wallace’s Employment Agreement

The Company entered into an employment agreement by and among the Company, AST & Science, LLC, a subsidiary of the Company, and Mr. Wallace relating to Mr. Wallace’s service as Executive Vice President and Chief Financial Officer (the “Employment Agreement”).

Pursuant to the Employment Agreement, Mr. Wallace will receive an annual base salary of $250,000 and is eligible to participate in the Company’s customary health, welfare and fringe benefit plans.

Following his start date, Mr. Wallace will be granted restricted stock units (the “Equity Award”), 400,000 of which will vest 25% on each anniversary of his start date and 300,000 of which will vest based on the attainment of two specified capital raising performance targets (the “Performance-Based Portion of the Equity Award”), in all cases subject to Mr. Wallace’s continued service with the Company through the applicable vesting date. Half of each portion of the Performance-Based Portion of the Equity Award will vest upon the attainment of the specified performance targets and the remaining half of each such Performance-Based Portion will vest on the first anniversaries of the attainment of the specified performance targets.

In the event of a Qualifying Termination (as defined in the Employment Agreement), and subject to a release of claims, Mr. Wallace is entitled to (i) a severance payment equal to 75% of his base salary, (ii) continued coverage for up to nine months under the Company’s group health plans at the same levels and the same cost to Mr. Wallace as would have applied if his employment had not terminated and (iii) acceleration of any unvested portion of the time-based vesting restricted stock units equal to (A) in the event a Qualifying Termination occurs on or prior to the one-year anniversary of his start date, 100,000 restricted stock units, and (B) in the event a Qualifying Termination occurs after the one-year anniversary of the start date, (x) (1) the number of days during the period commencing on the last vesting date prior to the date of termination and ending on the nine-month anniversary of the date of termination, (2) divided by 365, and multiplied by (y) 100,000. In addition, any portion of the Performance-Based Portion of the Equity Award as to which the specified performance target has been satisfied as of, or within 120 days following, the date of termination, will vest on the later of the effective date of the release or the attainment of the applicable performance target within such 120 day period. For purposes of the Equity Award, the termination of Mr. Wallace’s employment due to death or Disability (as defined in the Employment Agreement) will be treated as a Qualifying Termination.

Mr. Wallace also entered into the Company’s form Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement containing certain restrictive covenants, including non-compete and non-solicitation restrictions for a period of one year following a termination or cessation of employment for any reason.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 29, 2022, the Company issued a press release related to the matters described in Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated as of April 25, 2022, by and between AST SpaceMobile, Inc., AST & Science, LLC and Sean Wallace
99.1	Press Release, dated April 29, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2022

AST SPACEMOBILE, INC.

By:	/s/ Shanti Gupta
Name:	Shanti Gupta
Title:	Chief Accounting Officer